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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants



         We consent to the use in this Registration Statement on Form S-1 filed by Success Bancshares, Inc. and Success Capital Trust I of our report dated February 13, 1998, on our audits of the consolidated balance sheets of Success Bancshares, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ending December 31, 1997, and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                            MCGLADREY & PULLEN, LLP
                                            Schaumburg, Illinois





April 28, 1998